Exhibit 10(q)

AMERICAN ELECTRIC POWER COMPANY, INC.

BASE SALARIES FOR NAMED EXECUTIVE OFFICERS

Effective January 1, 2005

On January 25, 2005, the independent members of the AEP Board of Directors set the 2005 annual base salary for Michael G. Morris at $1,150,000. On January 25, 2005, the Human Resources Committee of the AEP Board of Directors set the 2005 annual base salaries for Susan Tomasky at $500,000; Thomas M. Hagan at $440,000; Holly K. Koeppel at $440,000; and Robert P. Powers at $450,000. Each of these individuals is an AEP named executive officer for 2004.